Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

[***] indicates the redacted confidential portions of this exhibit.

DSP GROUP, INC. 2012 Equity INCENTIVE PLAN

NOTICE OF Performance-BASED Restricted Stock Unit AWARD for israeli RESIDENT grantees

Grantee’s Name and I.D:	Ofer Elyakim

You (the “Grantee”) have been granted an award of Performance-Based Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Performance-Based Restricted Stock Unit Award for Israeli Resident Grantees (the “Notice”), the DSP Group, Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), the Israeli Sub-Plan of the Plan (the “Sub-Plan”) and the Performance-Based Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan and the Sub-Plan. In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Agreement, the Plan and the Sub-Plan, the terms and provisions of this Notice shall prevail.

Award Number

Date of Award

Vesting Commencement Date	March 9, 2020

Total Number of Performance-Based Restricted Stock
Units Awarded (the “PSUs”)	15,000

Type of Award:

☒ 102 Capital Gains Track Option (with Trustee)

102 Ordinary Income Track Option (with Trustee)

102 Non-Trustee Option

3(i) Option

Other _____________________________

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement, the Plan and the Sub-Plan:

The PSUs may vest upon the Company’s successful achievement of a certain strategic objective during the Company’s 2020 fiscal year. In determining whether the *** Goal has been achieved, the Board may consider the following, non-exhaustive, criteria: ***.

The Board shall determine achievement of the *** Goal in its sole discretion and the Board’s determinations shall be final and binding.

The PSUs will be eligible to vest only if and to the extent that the *** Goal is satisfied. The PSUs shall immediately vest on the date that the Board determines a *** Goal was achieved, subject to the Grantee’s Continuous Service through such date.

Notwithstanding anything in this Notice, the Agreement, the Plan or the Sub-Plan to the contrary, in the event of a termination of the Grantee’s employment (x) for Good Reason (as defined in the Grantee’s employment agreement) or (y) by the Company without Cause (as defined in the Grantee’s employment agreement), in either case, that occurs within the six months prior to or 12 months following a Change in Control (as defined in the Grantee’s employment agreement), the Grantee will vest in  15,000 PSUs upon the consummation of such Change in Control if such Change in Control is consummated before December 31, 2020; provided, however, if such termination occurs within the six months prior to a Change in Control, vesting will not occur until the Change in Control is consummated.

15,000 PSUs will immediately vest upon the earlier of the Grantee’s death and the Grantee’s Disability should either occur prior to the Board’s determination of the achievement of the *** Goal.

The PSUs will be subject to all acceleration and vesting provisions provided in the Plan (including Section 11 of the Plan) and the Grantee’s employment agreement. In the event Grantee is entitled to acceleration and immediate vesting of all PSUs pursuant to Section 3 or Section 12 of his employment agreement (other than due to the Grantee’s death or the Grantee’s Disability) or Section 11(b) or Section 11(c) of the Plan, 15,000 PSUs will vest.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, the Sub-Plan and the Agreement.

DSP Group, Inc. a Delaware corporation

By:	Dror Levy

Title:	CFO

Date:	March 12, 2020

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE PSUs SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). Subject to the terms of the Grantee’s employment agreement, THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN AND IN THE SUB-PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

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The Grantee acknowledges receipt of a copy of the Plan, the Sub-Plan and the Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, the Sub-Plan and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Sub-Plan and the Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, the Sub-Plan and the Agreement shall be resolved by the Administrator in accordance with Section 8 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

To the extent an Approved 102 Option, as defined below, is designated above, the Grantee declares and acknowledges: (i) that he or she fully understand that Section 102 of the Ordinance and the rules and regulations enacted thereunder apply to the PSUs specified in this Notice and to him or her; and (ii) that he or she understands the provisions of Section 102 of the Ordinance, the tax track chosen and the implications thereof. In addition, the terms of the PSUs shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee (the “Trust Agreement”), as well as the requirements of the Israeli Income Tax Commissioner. The grant of the PSUs is conditioned upon the Grantee signing all documents requested by the Company, the Employer or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at Company’s offices.

Notwithstanding anything to the contrary, including the indication under “Type of Award” above, the Company shall be under no duty to ensure, and no representation or commitment is made, that the PSUs qualify or will qualify under any particular tax treatment (such as Section 102 or any other treatment), nor shall the Company be required to take any action for the qualification of any PSUs under such tax treatment. The Company shall have no liability of any kind or nature in the event that, for any reason whatsoever, the PSUs do not qualify for any particular tax treatment.

Date:	March 12, 2020	/s/ Ofer Elyakim
Grantee’s Signature

Ofer Elyakim
Grantee’s Printed Name

Address

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Exhibit 10.2

Award Number: __________________

DSP GROUP, INC. 2012 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT FOR ISRAELI RESIDENT GRANTEES

1.     Issuance of Units. DSP Group, Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance-Based Restricted Stock Unit Award for Israeli Resident Grantees (the “Notice”) an award (the “Award”) of the Total Number of Performance-Based Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Performance-Based Restricted Stock Unit Agreement for Israeli Resident Grantees (the “Agreement”), the terms and provisions of the DSP Group, Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Israeli Sub-Plan of the Plan (the “Sub-Plan”), which are incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan, the Sub-Plan and the Notice.

2.     Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution and may be converted during the lifetime of the Grantee only by the Grantee. With respect to any Units granted under the provisions of Section 102 of the Ordinance, Shares resulting from their conversion and any additional rights, including bonus shares that may be distributed to the Grantee in connection with the Units (the “Additional Rights”), which will be allocated to the Trustee on behalf of the Grantee according to the provisions of Section 102 of the Ordinance and the Rules (the “Approved 102 Option”), a Grantee shall not sell, assign, transfer, give as a collateral or any right that would be given to any third party or release from trust any Share received upon the conversion of an Approved 102 Option and/or any Additional Right, until at least the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulations or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee. At the end of the Holding Period, the Units, Shares or any Additional Rights may be transferred to the Grantee upon his demand, but only under the condition that the tax due in accordance with Section 102 and the Rules is paid to the satisfaction of the Trustee and the Company. With respect to an Unit granted pursuant to Section 102(c) of the Ordinance, including Additional Rights in respect thereof, if the Grantee ceases to be employed by the Employer, the Grantee shall extend to the Company and/or the Employer a security or guarantee for the payment of tax (including social security taxes and health insurance taxes) due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules.

3.     Conversion of Units and Issuance of Shares.

(a)     General. Subject to Sections 3(b) and 3(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will deliver the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations, or, in the case of Approved 102 Option, to the Trustee. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, the relevant number of Shares shall be delivered to the Grantee or, in the case of Approved 102 Option, to the Trustee no later than March 15th of the year following the calendar year in which the Award vests.

(b)     Delay of Conversion. The conversion of the Units into the Shares under Section 3(a) above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Laws. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Laws. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Laws.

(c)     Delay of Issuance of Shares. The Company shall delay the delivery of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be delivered on the first business day following the expiration of such six (6) month period.

4.     Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee or, in the case of Approved 102 Option, to the Trustee.

5.     Taxes.

(a)     Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

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(b)     Payment of Withholding Taxes. No Shares will be delivered to the Grantee until the Grantee has made arrangements acceptable to the Administrator and/or the Trustee, as applicable, for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. The Company, the Grantee’s employer or the Trustee, as applicable, may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company, the Grantee’s employer or the Trustee, as applicable, has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to indemnify the Company, the Grantees’ employer or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, and pay them the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company, the Grantee’s employer or the Trustee, as applicable, to do so, whether or not the Grantee is an employee of the Company and/or the Grantees’ employer at that time.

(c)     Tax Consultation. The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving or converting Units hereunder. The Company and/or the Grantee’s employer do not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

6.     Entire Agreement; Governing Law. The Notice, the Plan, the Sub-Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Sub-Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the Sub-Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, provided that the tax treatment and the tax rules and regulations applying hereto shall be the Ordinance and Rules. Should any provision of the Notice, the Plan, the Sub-Plan or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

7.     Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8.     Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan, the Sub-Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

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9.     Venue and Jurisdiction. The Company and the Grantee agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan, the Sub-Plan or this Agreement shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable

10.     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11.     Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT

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